Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Federated Municipal Bond Fund, Inc. (formerly, Federated Municipal Securities Fund, Inc.) included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated July 27, 2017, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 85 (File No. 2-5718) of Federated Municipal Bond Fund, Inc., and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated May 23, 2017, on the financial statements and financial highlights of Federated Municipal Bond Fund, Inc. (formerly, Federated Municipal Securities Fund, Inc.), included in the Annual Shareholder Report for the year ended March 31, 2017, which is also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 24, 2017